AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 1997
                                                REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933


                               ADMINISTAFF, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                          76-0479645
    (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                           Identification No.)

                          19001 CRESCENT SPRINGS DRIVE
                           KINGWOOD, TEXAS 77339-3802
         (Address, including zip code, of Principal Executive Offices)


              ADMINISTAFF, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the plan)

                              JOHN H. SPURGIN, II
                               ADMINISTAFF, INC.
                          19001 CRESCENT SPRINGS DRIVE
                           KINGWOOD, TEXAS 77339-3802
                                 (281) 358-8986
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          ----------------------------

                                    copy to:

                               G. MICHAEL O'LEARY
                             ANDREWS & KURTH L.L.P.
                           4200 TEXAS COMMERCE TOWER
                                   600 TRAVIS
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

                          ----------------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                                 PROPOSED
                                                                PROPOSED          MAXIMUM
                                                 AMOUNT         MAXIMUM          AGGREGATE       AMOUNT OF
                                                  TO BE      OFFERING PRICE      OFFERING       REGISTRATION
    TITLE OF SECURITIES TO BE REGISTERED       REGISTERED     PER SHARE (1)      PRICE (1)           FEE
------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 per share                   200,000         $23 7/8      $4,775,000.00      $1,446.97
============================================================================================================

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices per share for September 22, 1997 on the New York Stock Exchange as reported in The Wall Street Journal on September 23, 1997.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Administaff, Inc. (the "Company") hereby incorporates by reference the
following documents listed below.   In addition, all documents subsequently
filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

         (b) The Company's Quarterly Report on Form 10-Q for the Quarters ended March 31, 1997 and June 30, 1997.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 13998) filed with the Commission on October 6, 1995 pursuant to Section 12 of the Exchange Act.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Eleventh of the Company's Certification of Incorporation states that:

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Eleventh shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eleventh shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any facts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         In addition, Article VI of the Company's Bylaws further provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 8.  EXHIBITS.

Exhibit
Number           Description
------           -----------
  23.1           Consent of Ernst & Young LLP.

  24.1           Power of Attorney (included in signature page).

  99.1           Administaff, Inc. 1997 Employee Stock Purchase Plan.

ITEM 9.   UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 22nd day of September, 1997.

                                 ADMINISTAFF, INC.



                                 By: /S/ RICHARD G. RAWSON
                                    --------------------------------------------
                                     Richard G.  Rawson
                                     Executive Vice President of Administration,
                                     Chief Financial Officer and Treasurer


                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Administaff, Inc. (the "Company"), hereby constitutes and appoints Paul J. Sarvadi and Richard G. Rawson, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post- effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of September, 1997.

               SIGNATURE                                       TITLE
               ---------                                       -----
/S/ PAUL J. SARVADI                         President, Chief Executive Officer
--------------------------------------      and Director (Principal Executive Officer)
Paul J. Sarvadi

/S/ RICHARD G. RAWSON                       Executive Vice President of Administration,
--------------------------------------      Chief Financial Officer, Treasurer and Director
Richard G. Rawson                           (Principal Financial Officer)

/S/ SAMUEL G. LARSON                        Vice President of Finance and Controller
--------------------------------------      (Principal Accounting Officer)
Samuel G.  Larson

/S/ GERALD M. MCINTOSH                      Senior Vice President of Research and Development
--------------------------------------      and Director
Gerald M. McIntosh

/S/ SCOTT C. HENSEL                         Director
--------------------------------------
Scott C. Hensel

/S/ LINDA FAYNE LEVINSON                    Director
--------------------------------------
Linda Fayne Levinson

/S/ PAUL S. LATTANZIO                       Director
--------------------------------------
Paul S. Lattanzio

/S/ JACK M. FIELDS, JR.                     Director
--------------------------------------
Jack M. Fields, Jr.

                                 EXHIBIT INDEX

Exhibit
Number           Description
------           -----------
  23.1           Consent of Ernst & Young LLP.

  24.1           Power of Attorney (included in signature page).

  99.1           Administaff, Inc. 1997 Employee Stock Purchase Plan.